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                                                                    EXHIBIT 4.74

                                                                  LOAN NO. S0441


                                  COBANK, ACB

                                 LOAN AGREEMENT


STATE OF LOUISIANA                )
                                  )
PARISH OF CALCASIEU               )


STATE OF GEORGIA                  )
                                  )
COUNTY OF COBB                    )

         BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

         THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of November 25, 1996, by and between COBANK, ACB ("CoBank") and CTC FINANCIAL, INC., a Louisiana corporation (the "Borrower").

         SECTION 1. THE LOAN. On the terms and conditions set forth in this Agreement, and subject to Section 11, CoBank agrees to make a loan (the "Loan") to the Borrower, by means of one or more advances, in an aggregate principal amount not to exceed $4,000,000, during the period commencing on the date hereof and ending on but not including the earlier date (the "Termination Date") of (i) November 24, 1997 or (ii) such later date as CoBank in its sole discretion may authorize in writing. Under the Loan, amounts borrowed and later repaid or prepaid may not be reborrowed.

         SECTION 2. PURPOSES AND USE OF PROCEEDS. The proceeds of the Loan shall be reloaned by the Borrower to Mercury Cellular Telephone Company ("MCTC") to be applied by MCTC (a) in an amount not to exceed $1,000,000, for reloan to Mississippi One Cellular Telephone Company ("Mississippi One"), an affiliate of MCTC, for the repayment by Mississippi One of its outstanding indebtedness to Cameron Telephone Company, (b) for MCTC's capital expenditures and working capital needs and (c) to pay the costs and fees associated with closing the Loan. The Borrower agrees that the proceeds of the Loan shall be used only for the purposes set forth in this Section 2.

         SECTION 3. AVAILABILITY. Subject to Section 11, advances under the Loan will be made on any day on which CoBank is open for business (a "Business Day"), except any day
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on which Federal Reserve Banks are closed, within one Business Day of receipt by CoBank of a written or telephonic request of an authorized employee of the Borrower. Unless otherwise agreed, the Loan will be made available by wire transfer of immediately available funds to such account or accounts as the Borrower may designate from time to time on forms supplied by CoBank.

         SECTION 4.        INTEREST AND FEES.

                 (A) RATE OPTIONS; ETC. The unpaid principal balance of the Loan shall accrue interest at the rate or rates to be determined or selected by the Borrower in accordance with this Subsection (A).

                           (1)       VARIABLE RATE OPTION.  As to any portion
of the unpaid principal balance of the Loan (any such portion, and any portion selected pursuant to Subsection (A)(2), a "Portion" of the Loan) not bearing interest at a fixed rate pursuant to Subsection (A)(2), interest shall accrue at a variable annual interest rate (the "Variable Rate") equal at all times to the National Variable Rate (as hereinafter defined) less 0.25%. The term "National Variable Rate" shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate. Any change in the National Variable Rate shall take effect on the date established by CoBank as the effective date of such change, and CoBank shall notify the Borrower promptly after any such change.

                           (2)       QUOTED RATE.  As to any Portion of the
Loan selected by the Borrower, interest shall accrue at a fixed annual interest rate (a "Quoted Rate") equal to the rate quoted by CoBank, in its sole and absolute discretion, on the date any Portion of the Loan is to be so fixed for the interest period selected by the Borrower for such Portion. Each Portion so fixed for any separate interest period must be in a minimum amount of $100,000 and Portions may be fixed for interest periods ranging from five (5) days to the stated Termination Date; provided, however, that interest periods may expire only on a Business Day.

                 (B)       SELECTION AND CHANGE OF RATES.   The Borrower shall
select the initial interest rate or rates at the time it gives CoBank a request for an advance pursuant to Section 3. The Borrower may, on any Business Day, elect to have a Quoted Rate apply to any Portion of the Loan then accruing interest at the Variable Rate. With respect to any Portion of the Loan accruing interest pursuant to a Quoted Rate, the Borrower may, subject to Subsection (A)(2), on the last day of the interest period for such Portion, elect to fix the interest rate accruing on such Portion for another interest period pursuant to the Quoted Rate option. In the absence of any such election, interest shall automatically accrue on such Portion





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Loan No. S0441


at the Variable Rate. From time to time, the Borrower may elect on a Business Day and upon payment of the Surcharge (as defined in, and calculated pursuant to, Section 6) to convert all, but not part, of any Portion of the Loan accruing interest pursuant to the Quoted Rate option to accrue interest at the Variable Rate or pursuant to another Quoted Rate(s) as provided in Subsection
(A)(2). Except for the initial selection, all interest rate selections provided for herein shall be made by telephonic or written request of an authorized employee of the Borrower by 12:00 noon, Eastern time, on the relevant day.

                 (C) ACCRUAL OF INTEREST. Interest shall accrue pursuant to the Quoted Rate option from and including the first day of the applicable interest period to but excluding the last day of the applicable interest period. If the Borrower elects to refix the interest rate on any Portion of the Loan pursuant to Subsection (A)(2), the first day of the new interest period shall be the last day of the preceding interest period. In the absence of any such election, interest shall accrue on such Portion at the Variable Rate from and including the last day of such interest period. If the Borrower elects to convert from the Quoted Rate option to the Variable Rate option upon payment of the Surcharge as provided in Subsection (B), interest at the applicable Quoted Rate shall accrue through the day before such conversion and either (i) the first day of any new interest period shall be the date of such conversion, or (ii) interest at the Variable Rate shall accrue on the Portion of the Loan so converted from and including the date of conversion.

                 (D) PAYMENT AND CALCULATION. Interest shall be payable monthly in arrears by the 20th day of the following month, upon any prepayment and at maturity, and shall be calculated on the actual number of days during the prior month the Loan is outstanding on the basis of a year consisting of 360 days. In calculating accrued interest, the date the Loan is made shall be included and the date any principal amount of the Loan is repaid or prepaid shall be excluded as to such amount.

                 (E) DEFAULT RATE. If prior to maturity the Borrower fails to make any payment or investment required to be made under the terms of this Agreement (including this Section 4) or the Note (as defined in Section
7), then, at CoBank's option in each instance, such payment or investment shall accrue interest at 4% per annum in excess of the Variable Rate. After maturity, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan shall automatically accrue interest at 4% per annum in excess of the Variable Rate. All interest provided for in this Subsection (E) shall be payable on demand and shall be calculated from and including the date such payment was due to but excluding the date paid on the basis of a year consisting of 360 days.

                 (F) ORIGINATION FEE. The Borrower shall pay to CoBank a non-refundable loan origination fee for the Loan in the amount of $20,000.





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Loan No. S0441


         SECTION 5. PRINCIPAL REPAYMENT AND MATURITY. The unpaid principal balance of the Loan shall be repaid in full on the Termination Date.

         SECTION 6. PREPAYMENT. The Borrower may, on one Business Day's prior written notice, (i) prepay in full or in part any Portion of the Loan accruing interest at the Variable Rate, and (ii) prepay in full (but not in part) any Portion of the Loan accruing interest pursuant to a Quoted Rate. For purposes of calculating the surcharge provided in this Section 6, conversion of a Portion of the Loan accruing interest pursuant to a Quoted Rate to a different Quoted Rate(s) pursuant to Section 4(B) shall be deemed a prepayment in full of that Portion of the Loan. Notwithstanding the foregoing, upon any prepayment of any Portion of the Loan accruing interest pursuant to a Quoted Rate, and as a condition to any voluntary prepayment, the Borrower shall pay to CoBank, on the date of such prepayment, a surcharge (the "Surcharge") determined and calculated as follows:

                 (A) Determine the difference between: (i) CoBank's cost of funds (determined in accordance with its standard methodology) on the date the interest rate was fixed to fund the Portion of the Loan being prepaid; minus (ii) CoBank's cost of funds (determined in accordance with such methodology) on the date of prepayment to fund a new loan with a maturity equal to the remainder of the selected interest period of the Portion of the Loan being prepaid. If such difference is negative, then no Surcharge is payable.

                 (B) If such difference is positive, divide the result determined in Subsection (A) by 12.

                 (C) For each month or part thereof during which the Portion of the Loan being prepaid was scheduled to have been outstanding, multiply the amount determined in Subsection (B) by that part of the Portion of the Loan being prepaid that was scheduled to have been outstanding during such month (such that there is a monthly calculation for each month during which the Portion of the Loan being prepaid was scheduled to have been outstanding).

                 (D) Determine the present value of each monthly calculation made under Subsection (C) based upon the scheduled time that interest on the Portion of the Loan being prepaid would have been payable and a discount rate equal to the rate set forth in Subsection (A)(ii).

                 (E)       Add all of the calculations made under Subsection
(D).  The result shall be the Surcharge.

         SECTION 7. NOTE. The Borrower's obligation to repay the Loan shall be evidenced by promissory note in form and content acceptable to CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time and any promissory note that





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Loan No. S0441


may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, the "Note").

         SECTION 8. MANNER AND TIME OF PAYMENT. If any date on which payment is due hereunder is not a Business Day, the payment shall be made on the next succeeding Business Day. The Borrower shall make each payment under this Agreement and under the Note by wire transfer of immediately available funds or by check. Wire transfers shall be made to the Federal Reserve Bank of Kansas City for advice to and credit of CoBank, Federal Reserve Bank account number 3070-8875-4 (or to such other account as CoBank may designate by notice) with sufficient information to identify the source and application of such funds. The Borrower shall give CoBank telephonic notice no later than 12:00 noon, Eastern time, of its intent to pay by wire transfer. Wire transfers received after 3:00 p.m., Eastern time, shall be credited on the next Business Day. Checks shall be mailed or delivered to CoBank at Department 167, Denver, Colorado 80291-0167 (or to such other address as CoBank may designate by notice). Credit for payment by check will not be given until the next Business Day after receipt of the check or the actual receipt of immediately available funds, whichever is later.

         SECTION 9. CAPITALIZATION. The Borrower agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its bylaws and capital plan; provided, however, that CoBank may not require the Borrower to purchase equity in CoBank in an amount greater than 13% of the portion of CoBank's five-year average risk-adjusted asset base attributable to loans made by CoBank to the Borrower. In connection with the foregoing, the Borrower hereby acknowledges receipt, prior to the execution of this Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the equity is issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report. The Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C.
Section 1388) and that are received by the Borrower from CoBank, will be taken into account by the Borrower at the stated dollar amounts whether the distribution is evidenced by a Participation Certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrower on the records of CoBank. All such investments and all other equities which the Borrower may now own or hereafter acquire or be allocated in CoBank shall be subject to a statutory first lien in favor of CoBank.

         SECTION 10. SECURITY. The Loan and the Note are secured by an assignment by the Borrower to CoBank of that certain Promissory Note, dated of even date herewith, made by MCTC to the order of the Borrower, in the original principal face amount of $4,000,000 (as the same may be amended, modified, supplemented, extended or restated from time to time





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and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, the "MCTC Note").

         The Loan and the Note are guaranteed by that certain Continuing Guaranty, dated as of April 20, 1995, made by MCTC for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of July 1, 1996, and as amended by that certain Second Amendment and Supplement to Continuing Guaranty, dated as of even date herewith (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "MCTC Guaranty").

         SECTION 11.       CONDITIONS PRECEDENT.

                 (A) INITIAL ADVANCE. CoBank's obligation to make the initial advance under the Loan is subject to satisfaction of each of the following conditions precedent on or before the date of such advance:

                           (1) LOAN DOCUMENTS. That CoBank receive duly executed originals of this Agreement, the Note, the MCTC Note, duly assigned to CoBank, the MCTC Guaranty and all other instruments and documents contemplated hereby or thereby (collectively, the "Loan Documents").

                           (2) AUTHORIZATION. That CoBank receive copies of all corporate documents and proceedings of the Borrower and MCTC authorizing the execution, delivery, and performance of the Loan Documents to which each is a party, certified by appropriate officers of such entities.

                           (3) APPROVALS. That CoBank receive evidence satisfactory to it that all federal and state consents and approvals (including, without limitation, all regulatory approvals) which are necessary for, or required as a condition of, the validity and enforceability of the Loan Documents.

                           (4) OPINIONS OF COUNSEL. That CoBank receive opinions of counsel for the Borrower, Mississippi One and MCTC (who shall be acceptable to CoBank) in form and content acceptable to all parties.

                           (5) FEES AND EXPENSES. That the Borrower pay the origination fee set forth in Section 4(F) with respect to the Loan and the costs and expenses required by Section 20 to be paid by the Borrower.

                           (6) PERMITS. That CoBank receive evidence satisfactory to it that the Borrower and MCTC possesses all necessary operating permits, authorizations,





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Loan No. S0441


         approvals, and the like which are material to the conduct of the Borrower's and MCTC's business or which may otherwise be required by law.

                           (7) INSURANCE. That CoBank receive evidence of insurance by the Borrower and MCTC in such amounts and covering such risks as are usually carried by companies in the same or similar business.

                           (8) SUBORDINATED DEBT. That MCTC subordinate all indebtedness of Mississippi One to MCTC (the "Mercury Cellular Debt") in right of payment and in all other respects, to any indebtedness of Mississippi One to CoBank including the loan made to the Borrower by CoBank in the aggregate amount of $32,400,000, for reloan to Mississippi One, which subordination shall provide that no interest or principal payments may be made on the Mercury Cellular Debt without the consent of CoBank.

                           (9) NO MATERIAL ADVERSE CHANGE. That from December 31, 1995, to the date of such advance, there shall not have occurred any event which has had or could have a Material Adverse Effect (as hereinafter defined) on the Borrower or MCTC. For purposes of this Agreement, the term "Material Adverse Effect" when used with reference to any entity shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of such entity or person or on the ability of such entity or person to perform its or his obligations under the Loan Documents to which it is a party.

                           (10) NO INJUNCTION. That no court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

                           (11) OTHER DOCUMENTS. That CoBank receive such other documents, instruments, certificates and opinions of counsel as CoBank or its counsel may reasonably request.

                 (B) ALL ADVANCES. CoBank's obligation to make each advance hereunder, including the initial advance, is subject to the satisfaction of each of the following conditions precedent on or before the date of such advance:

                           (1) EVENT OF DEFAULT. That no Event of Default (as that term is defined in Section 15) exists, and that there has occurred no event which with the passage of time or the giving of notice, or both, could become an Event of Default (each such event, a "Default").





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                           (2)       REPRESENTATIONS AND WARRANTIES.  That the
         representations and warranties of (a) the Borrower contained in this Agreement and any other Loan Document to which it is a party and (b) MCTC contained in the MCTC Guaranty and any other Loan Document to which it is a party be true and correct in all material respects on and as of the date of such advance, as though made on and as of the date of such advance.

                           (3) OFFICER'S CERTIFICATE. That CoBank receive, if it so requests, a certificate from appropriate officers of the Borrower and MCTC as to the continuing truth and accuracy of the representations and warranties of the Borrower and MCTC under the Loan Documents to which each is a party and the satisfaction of each of the conditions applicable to the making of the such advance.

         SECTION 12. REPRESENTATIONS AND WARRANTIES. To induce CoBank to make the Loan hereunder, and recognizing that CoBank is relying hereon, the Borrower represents and warrants, on and as of the date hereof and on and as of the date of each advance under the Loan, as follows:

                 (A) ORGANIZATION; POWERS; ETC. The Borrower (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents to which it is a party; (iv) has duly and lawfully obtained and maintained all licenses, certificates, permits, authorizations, approvals, and the like which are necessary in the conduct of its business or which may be otherwise required by law; and (v) is eligible to borrow from CoBank.

                 (B) DUE AUTHORIZATION; NO VIOLATIONS; ETC. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency applicable to it, its articles of incorporation or bylaws, or any agreement, indenture, mortgage, or other instrument to which the Borrower is a party or by which the Borrower or its property is bound, or (ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument. All actions on the part of the shareholders of the Borrower necessary in connection with the execution and delivery by the Borrower, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party have been taken and remain in full force and effect as of the date hereof.





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Loan No. S0441



                 (C) GOVERNMENTAL APPROVAL. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents to which the Borrower is a party or to the creation and perfection of the liens and security interests granted thereby, except such as have been obtained and are in full force and effect.

                 (D) BINDING AGREEMENT. Each of the Loan Documents to which it is a party is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

                 (E) COMPLIANCE WITH LAWS. The Borrower is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes, and orders (collectively, "Laws"), the failure to comply with which could have a Material Adverse Effect on the Borrower.

                 (F) ENVIRONMENTAL COMPLIANCE. Without limiting the provisions of Subsection (E) above, all property owned or leased by the Borrower and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrower.

                 (G) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which the Borrower is a party or to which its property is subject which could have a Material Adverse Effect on the Borrower, and to the best of the Borrower's knowledge, no such actions or proceedings are threatened or contemplated.

                 (H) PRINCIPAL PLACE OF BUSINESS; RECORDS. The principal place of business and chief executive office of the Borrower and the place where the records required by Section 13(G) are kept is at the address of the Borrower shown in Section 19.

                 (I) EMPLOYEE BENEFIT PLANS. To the extent applicable, the Borrower is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

                 (J) TAXES. The Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by the Borrower, to the extent that such taxes have





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Loan No. S0441


become due, unless such taxes are being contested by the Borrower, in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside on the Borrower's books therefor.

                 (K) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                 (L) USE OF PROCEEDS. The funds to be borrowed hereunder will be used only as contemplated hereby. No part of such funds will be used to purchase any "margin securities" or otherwise in violation of the regulations of the Federal Reserve System.

                 (M) BUSINESS. The Borrower's sole business activity and operation is to borrow from CoBank and reloan proceeds of such borrowings to affiliated entities.

         SECTION 13. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect the Borrower agrees to:

                 (A) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence and good standing in the jurisdiction of its incorporation, and its qualification to transact business and good standing in all places in which the character of its properties or the nature of its business requires such qualification.

                 (B) COMPLIANCE WITH LAWS AND AGREEMENTS. Comply in all material respects with (i) all Laws, the failure to comply with which could have a Material Adverse Effect on the Borrower, and (ii) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound.

                 (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limiting the provisions of Subsection (B) above, comply in all material respects with, and cause all persons occupying or present on any properties owned or leased by it to so comply with, all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrower.

                 (D) LICENSES; PERMITS; ETC. Duly and lawfully obtain and maintain in full force and effect all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be required by Law.





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Loan No. S0441


                 (E) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral provided for in any Loan Document shall provide for loss payable clauses or endorsements in form and content acceptable to CoBank. At the request of CoBank, all policies (or such other proof of compliance with this Subsection
(E) as may be satisfactory) shall be delivered to CoBank.

                 (F) PROPERTY MAINTENANCE. Maintain and preserve at all times its property, and each and every part and parcel thereof, in good repair, working order and condition, ordinary wear and tear excepted, and in compliance with all applicable laws, regulations and orders.

                 (G) BOOKS AND RECORDS. Keep adequate records and books of account in accordance with generally accepted accounting principles ("GAAP") consistently applied and any system of accounts to which the Borrower is subject.

                 (H) INSPECTION. Permit CoBank or its agents, during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, operations, and accounts with its officers, directors, employees, and independent certified public accountants.

                 (I)       REPORTS AND NOTICES.  Furnish to CoBank:

                           (1) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than 120 days after the end of each fiscal year of MCTC occurring during the term hereof, annual consolidated and consolidating financial statements of MCTC prepared in accordance with GAAP consistently applied and any system of accounts to which MCTC is subject. Each of such financial statements shall: (i) be audited by independent certified public accountants selected by MCTC and acceptable to CoBank; (ii) be accompanied by a report of such accountants containing an opinion acceptable to CoBank;
         (iii) be prepared in reasonable detail; and (iv) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

                           (2)       MONTHLY AND YEAR-TO-DATE FINANCIAL
         STATEMENTS. As soon as available but in no event later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of MCTC occurring during the term hereof, unaudited monthly (for the three months immediately preceding such fiscal quarter end) and year-to-date financial statements of MCTC prepared in accordance with GAAP





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Loan No. S0441


         consistently applied and any system of accounts to which MCTC is subject (except for the omission of footnotes and for the effect of normal year-end audit adjustments). Each of such financial statements shall: (i) be prepared in reasonable detail; and (ii) include a balance sheet, a statement of income for such months and period year-to-date, a statement of cash flows, and such other months statements as CoBank may specifically request, which statements shall include any and all supplements thereto.

                           (3) FINANCIAL FORECAST. As soon as available, but in no event later than 30 days after the first day of each fiscal year of MCTC occurring during the term hereof, a one-year financial forecast for MCTC which shall include, without limitation, a statement of income, a balance sheet, a statement of sources and uses of funds, capital expenditure projections and such other information as CoBank shall reasonably require.

                           (4)       NOTICE OF DEFAULT.   Promptly after
         becoming aware thereof, notice of (a) the occurrence of any Default or Event of Default hereunder or under any other Loan Document, and (b) the occurrence of any breach, default, event of default, or other event which with the giving of notice or lapse of time, or both, could become a breach, default, or event of default under any agreement, indenture, mortgage, or other instrument (other than the Loan Documents) to which the Borrower is a party or by which the Borrower or any of its property is bound or affected if the effect of such breach, default, event of default, or other event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument; provided, however, that the failure to give such notice shall not affect the right and power of CoBank to exercise any and all of the remedies specified herein.

                           (5) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Borrower which could have a Material Adverse Effect on the Borrower.

                           (6) NOTICE OF ENVIRONMENTAL LITIGATION. Without limiting the provisions of Paragraph (5) above, promptly after receipt or becoming aware thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communications alleging a condition that may require the Borrower to undertake or to contribute to a cleanup or other response under Laws relating to environmental protection, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claims personal injury or property

Loan Agreement/CTC Financial
Loan No. S0441


         damage to any person as a result of environmental factors or conditions or which could have a Material Adverse Effect on the Borrower.

                           (7) REGULATORY AND OTHER NOTICES. Promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to or notices and other communications received by the Borrower from any governmental authority, including, without limitation, the Louisiana Public Service Commission (the "LPSC"), the Federal Communications Commission (the "FCC"), and the Securities and Exchange Commission (the "SEC"), relating to any noncompliance by the Borrower with any Law or with respect to any matter or proceeding the effect of which could have a Material Adverse Effect on the Borrower or MCTC.

                           (8) MATERIAL ADVERSE CHANGE. Prompt notice of any matter which has had or could have a Material Adverse Effect on the Borrower or MCTC.

                           (9) COMPLIANCE CERTIFICATES. Concurrently with each statement required to be furnished pursuant to Paragraph (1) and (2) above, a certificate in the form attached hereto as Exhibit A executed by the chief accounting officer of MCTC.

                           (10) ERISA REPORTABLE EVENTS. Within 10 days after the Borrower becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to the Borrower, a statement describing such Reportable Event and the actions proposed to be taken in response to such Reportable Event.

                           (11) OTHER INFORMATION. Such other information regarding the condition, financial or otherwise, or operations of the Borrower as CoBank may, from time to time, reasonably request.

         SECTION 14. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, the Borrower shall not:

                 (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money, for the deferred purchase price of property or services, or for the lease of real or personal property which lease is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to it but which otherwise would be required to be capitalized under GAAP (a "Capital Lease"), except for obligations to CoBank.

                 (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or exe-

Loan Agreement/CTC Financial
Loan No. S0441


cution), security interest, or other encumbrance of any kind upon any of its property, real or personal, except in favor of CoBank.

                 (C) MERGERS; ACQUISITIONS; ETC. Merge or consolidate with any other entity or acquire all or substantially all of the assets of any person or entity, or form or create any subsidiary, or commence operations under any other name, organization, or entity, including any joint venture.

                 (D) TRANSFER OF ASSETS. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its assets.

                 (E) LOANS AND INVESTMENTS. After the date hereof, make any loan or advance to, invest in, purchase or make any commitment to purchase any stock, bonds, notes or other securities of any person or entity other than stock or other securities of CoBank and the advances to its affiliated entities of loan proceeds received from CoBank as contemplated by this Agreement or any other loan agreement entered into between CoBank and the Borrower.

                 (F) GUARANTEES. Guarantee, assume or otherwise become obligated or liable with respect to the indebtedness or other obligations of any person or entity.

                 (G) CHANGE IN BUSINESS. Engage in any business activity or operation different from or unrelated to the Borrower's current business activities or operations, as described in Section 12(M).

                 (H) DISPOSITION OF LICENSES. Sell, assign, transfer, or otherwise dispose of, or attempt to dispose of, in any way, any registrations, licenses, franchises, grants, permits, or other governmental approvals.

         SECTION 15. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

                 (A) PAYMENT DEFAULT. The failure by the Borrower to make any payment or investment required to be made hereunder, under the Note, or under any other Loan Document when due.

                 (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower or MCTC herein or in any other Loan Document, or any factual statement made in any certificate delivered in connection with the Loan, shall prove to have been false or misleading in any material respect on or as of the date made.

Loan Agreement/CTC Financial
Loan No. S0441


                 (C) CERTAIN AFFIRMATIVE COVENANTS. The failure by the Borrower to perform or comply with any covenant set forth in Section 13 (other than Sections 13(A) and 13(I)(4), (5), (6), (7), (8) and (10)), and such failure continues for 30 days after written notice thereof shall have been delivered by CoBank to the Borrower.

                 (D) OTHER COVENANTS AND AGREEMENTS. The failure by the Borrower to perform or comply with any other covenant or agreement contained herein, including, without limitation, any covenant excluded under Subsection
(C) above.

                 (E) CROSS-DEFAULT. The occurrence of any (i) breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under, or (ii) failure on the part of the Borrower or MCTC to observe, keep or perform any covenant or agreement contained in (a) any Loan Document other than this Agreement, (b) that certain Loan Agreement, dated as of April 20, 1995, by and between the Borrower and CoBank, providing for a loan of up to $18,000,000, (c) that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Loan Agreement, dated as of July 1, 1996, each by and between the Borrower and CoBank, providing for a loan of up to $32,400,000, (d) that certain Loan Agreement, dated as of May 15, 1996, by and between the Borrower and CoBank, providing for a loan of up to $5,000,000, (e) that certain Loan Agreement, dated as of July 1, 1996, by and between the Borrower and CoBank, providing for a loan of up to $13,000,000, or (f) the terms of any other agreement (other than the Loan Documents) between the Borrower, MCTC, Mississippi One or Mercury, Inc. and CoBank, including, without limitation, any guaranty, loan agreement, security agreement, pledge agreement, mortgage, deed to secure debt, or deed of trust.

                 (F) OTHER INDEBTEDNESS. The occurrence of any breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under any agreement, indenture, mortgage, or other instrument by which the Borrower or MCTC or any of their respective property is bound or affected (other than the Loan Documents) if the effect of such breach, default, event of default, or event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument.

                 (G) JUDGMENTS. Any judgment, decree or order for the payment of money shall be rendered against the Borrower or judgments, decrees, or orders for the payment of money in an aggregate amount in excess of $75,000 shall be rendered against MCTC and either (i) enforcement proceedings shall have been commenced; or (ii) such judgments, decrees, and orders shall continue unsatisfied and in effect for a period of 45 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

Loan Agreement/CTC Financial
Loan No. S0441


                 (H) INSOLVENCY, ETC. The Borrower or MCTC (i) shall become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) shall suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) shall commence with respect to it or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction.

                 (I) ELIGIBILITY. The failure by the Borrower to maintain its eligibility to borrow from CoBank.

                 (J) BINDING OBLIGATIONS. Any of the MCTC Note and the MCTC Guaranty shall fail for any reason to be the valid and binding obligations of MCTC or MCTC shall in any way contest or dispute the validity and binding effect of the MCTC Note or the MCTC Guaranty.

               SECTION 16.       REMEDIES UPON EVENT OF DEFAULT.

                 (A) AUTOMATIC ACCELERATION. Upon the occurrence of an Event of Default under Section 15(H), the entire unpaid principal balance of the Note, all accrued interest thereon, and all other amounts payable under this Agreement, the Note, and all other agreements between CoBank and the Borrower shall become immediately due and payable without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                 (B) ACCELERATION; ETC. Upon the occurrence of an Event of Default other than under Section 15(H), upon notice to the Borrower, CoBank may declare the entire unpaid principal balance of the Note, all accrued interest thereon, and all other amounts payable under this Agreement and all other agreements between CoBank and the Borrower, to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the Note and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                 (C) ENFORCEMENT. Upon the occurrence of an Event of Default, CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by agreement or under law including, without limitation, the rights and remedies provided for in the Note and any of the other Loan Documents. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the

Loan Agreement/CTC Financial
Loan No. S0441


part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof, or the exercise of any other right. In addition, CoBank may hold and/or set off and apply against the Borrower's indebtedness any and all cash, accounts, securities, or other property in CoBank's possession or under its control.

                 (D) APPLICATION OF PAYMENTS. After acceleration of the Loan, all amounts received by CoBank shall be applied to the amounts owing hereunder, under the Note, and the other Loan Documents in whatever order and manner as CoBank shall elect.

                 (E) REGULATORY APPROVALS. Upon any action by CoBank to commence the exercise of remedies hereunder, the Borrower hereby undertakes and agrees to cooperate and join with CoBank in any application to the LPSC, the FCC, the SEC or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of officers and employees of the Borrower before such Governmental Authority, in each case in support of any such application made by CoBank, and the Borrower shall not, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

         SECTION 17. COMPLETE AGREEMENT; AMENDMENT. This Agreement, the Note, and the other Loan Documents are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, nor any consent to any departure of the Borrower herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 18. APPLICABLE LAW. Except to the extent governed by applicable federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

         SECTION 19. NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery, if delivered by "Express Mail," overnight courier, messenger or other form of hand delivery or sent by telegram or facsimile transmission, or 3 days after mailing if sent by certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

Loan Agreement/CTC Financial
Loan No. S0441


         If to CoBank, as follows:               If to the Borrower, as follows:

         CoBank, ACB                             CTC Financial, Inc.
         200 Galleria Parkway                    P.O. Box 3709
         Suite 1900                              Lake Charles, Louisiana  70602
         Atlanta, Georgia  30339                 Attn: Dusty Dumas;
         Attn:  Rural Utility Banking Group      cc: Thomas G. Henning
         Fax No.:  (770) 618-3202                Fax No.: (318) 439-0769


         SECTION 20. COSTS AND EXPENSES. The Borrower shall reimburse CoBank on demand for all reasonable out-of-pocket costs and expenses incurred by CoBank in connection with the origination, negotiation, preparation and administration of this Agreement and all other Loan Documents, and the preservation and enforcement of CoBank's rights and remedies hereunder and thereunder, including, without limitation: all (a) costs and expenses (including intangible and other taxes and any recording fees or expenses) incurred by CoBank to obtain, perfect, maintain, determine the priority of, or release any security contemplated hereunder; (b) fees and expenses of any outside counsel retained by CoBank to assist CoBank with respect to any matter contemplated by this Section or to review this Agreement and all other Loan Documents and advise CoBank as to its rights and remedies hereunder or thereunder; (c) fees and expenses of any outside counsel retained by CoBank to represent it in any litigation involving the parties to any of the Loan Documents, including but not limited to, bankruptcy, receivership, or similar proceedings; and (d) fees, costs and expenses incurred in connection with obtaining surveys and appraisals, if any, required under this Agreement or any other Loan Document.

         SECTION 21. EFFECTIVENESS; SEVERABILITY. This Agreement shall continue in effect until all indebtedness and obligations of the Borrower hereunder and under all other Loan Documents shall have been fully and finally repaid. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

         SECTION 22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and CoBank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of CoBank. Without the consent of, but with notice to, the Borrower, CoBank may (a) sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement, or (b) assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement.

Loan Agreement/CTC Financial
Loan No. S0441


         SECTION 23. CONSENT TO JURISDICTION. To the maximum extent permitted by law, the Borrower agrees that any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the courts of the State of Louisiana or of the United States of America for the Western District of Louisiana, all as CoBank may elect. By execution of this Agreement, the Borrower hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.

         SECTION 24. OBLIGATIONS ABSOLUTE. The obligation of the Borrower to make all payments required to be made under this Agreement shall be independent of any action by the LPSC or the FCC with respect to rates and/or disallowance of debt.

         SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 26. DEFINED TERMS. For convenience of reference, set forth below opposite each defined term used in this Agreement is the location in this Agreement of the definition of such term:



         Defined Term                      Location
         ------------                      --------

         Agreement                         Introductory Paragraph
         Borrower                          Introductory Paragraph
         Business Day                      Section 3
         Capital Lease                     Section 14(A)
         CoBank                            Introductory Paragraph
         Default                           Section 11(B)(1)
         Event of Default                  Section 15
         FCC                               Section 13(I)(7)
         GAAP                              Section 13(G)
         Governmental Authority            Section 16(E)
         Laws                              Section 12(E)
         LPSC                              Section 13(I)(7)
         Loan                              Section 1
         Loan Documents                    Section 11(A)(1)
         Material Adverse Effect           Section 11(A)(9)

         MCTC                              Section 2
         MCTC Guaranty                     Section 10
         MCTC Note                         Section 10
         Mercury Cellular Debt             Section 11(A)(8)
         Mississippi One                   Section 2
         Note                              Section 7
         Quoted Rate                       Section 4(A)(2)
         SEC                               Section 13(I)(7)
         Surcharge                         Section 6
         Termination Date                  Section 1
         Variable Rate                     Section 4(A)(1)




                     (Signatures follow on the next page.)

Loan Agreement/CTC Financial
Loan No. S0441


         THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.


         At Lake Charles, Louisiana, on ________________ ___, 1996.


                                           CTC FINANCIAL, INC.


                                           By:
                                              --------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------


                                           Attest:
                                                 -----------------------------
                                                  Name:
                                                       -----------------------
                                                  Title:
                                                        ----------------------


[CORPORATE SEAL]
Witnesses to both signatures:



--------------------------------
Witness



--------------------------------
Witness



--------------------------------
Notary Public

My commission expires:
                       ---------

         [NOTARIAL SEAL]


                      (Signatures continued on next page.)

Loan Agreement/CTC Financial
Loan No. S0441


                   (Signatures continued from previous page.)




         At Atlanta, Georgia, on _____________ ___, 1996.


                                           COBANK, ACB


                                           By:
                                              --------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------





Witnesses to signature:



----------------------------------------
Witness



----------------------------------------
Witness



----------------------------------------
Notary Public

My commission expires:
                       -----------------

         [NOTARIAL SEAL]